UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.          )

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SEABOARD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEABOARD CORPORATION

9000 West 67th Street
Merriam, Kansas 66202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Seaboard Corporation, a Delaware corporation, will be held at the Sheraton Overland Park Convention Center, 6100 College Blvd., Overland Park, Kansas, on Monday, April 24, 2023, commencing at 9:00 a.m., local time, or thereafter as it may from time to time be adjourned or postponed, for the following purposes:

1.	Elect five directors to hold office until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	Advisory vote to approve the compensation of Seaboard’s Named Executive Officers, as disclosed in Seaboard’s proxy statement for the 2023 Annual Meeting of Stockholders;
3.	Advisory vote to determine the frequency of the stockholder advisory votes to approve the compensation of Seaboard’s Named Executive Officers;
4.	Ratify the appointment of KPMG LLP as the independent auditors of Seaboard Corporation for the year ending December 31, 2023; and
5.	Transact such other business as properly may come before the meeting.

The Board of Directors has fixed the close of business on February 23, 2023, as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

David M. Becker,
Executive Vice President, General Counsel and Secretary

March 10, 2023

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

IMPORTANT NOTICE Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on April 24, 2023

This notice of annual meeting and accompanying proxy materials are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.

Our Company’s Proxy Statement, Annual Report and other proxy materials to Stockholders are available at:
https://www.seaboardcorp.com/investors

SEABOARD CORPORATION
9000 West 67th Street
Merriam, Kansas 66202

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2023

March 10, 2023

Date, Time and Place of the Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Seaboard Corporation (the “Company,” “Seaboard,” “us,” “our” or “we”) for use at the Company’s annual meeting of stockholders to be held on Monday, April 24, 2023, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof. The meeting is called for the purposes set forth in the foregoing Notice of Annual Meeting, and will be held at the Sheraton Overland Park Convention Center, 6100 College Blvd., Overland Park, Kansas. You may obtain directions to the location of the annual meeting by calling us at (913) 676-8928.

Stockholders Entitled to Vote at the Meeting

Stockholders of record as of the close of business on the February 23, 2023 record date are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof. Seaboard had 1,160,779 shares of common stock, $1.00 par value, outstanding and entitled to vote as of the record date. Each such share of common stock is entitled to one vote on each matter properly to come before the annual meeting. This proxy statement and the enclosed form of proxy were first sent or given to stockholders on or about March 10, 2023.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. A majority of our outstanding shares of common stock on the record date, or 580,391 shares, will be needed to establish a quorum for the annual meeting. Votes cast at the annual meeting will be tabulated by persons duly appointed to act as inspectors of election and voting for the annual meeting. The inspectors of election and voting will treat shares represented by a properly signed and returned proxy as present at the annual meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors will treat shares of stock represented by proxies reflecting one or more “broker non-votes” as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers, banks or other nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote with respect to one or more matters; (ii) the broker, bank or other nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and (iii) the record holder has indicated on the proxy card or otherwise notified Seaboard that it does not have authority to vote such shares on such matter or matters.

Items of Business to be Voted on at the Annual Meeting

Stockholders are being asked to vote on the following matters at the annual meeting:

Item Number	Matter	Our Board of Directors Recommends
1	Elect five directors to hold office until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified	FOR EACH DIRECTOR NOMINEE
2	Advisory vote to approve the compensation of Seaboard’s Named Executive Officers, as disclosed in Seaboard’s proxy statement for the 2023 Annual Meeting of Stockholders	FOR
3	Advisory vote to determine the frequency of the stockholder advisory votes to approve the compensation of Seaboard’s Named Executive Officers	3 YEARS
4	Ratify the appointment of KPMG LLP as the independent auditor of Seaboard for the fiscal year ending December 31, 2023	FOR

We will also consider other business that properly comes before the annual meeting or any postponement or adjournment thereof.

Attending the Meeting and Voting in Person

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in “street” name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement and letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting by Proxy

The Board of Directors solicits your proxy in the form enclosed for use at the annual meeting. You may vote your shares by completing the proxy card with your vote, signature and date, and returning it by mail in the envelope provided, or you can follow the instructions on the proxy card to cast your vote via the Internet or telephone. Any stockholder giving a proxy in accordance with the enclosed form may revoke it at any time before it is exercised. A stockholder may revoke his or her proxy by delivering to the Secretary of Seaboard a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. A duly completed proxy will be voted at the annual meeting in accordance with the instructions of the stockholder. Where a stockholder’s voting instructions are not specified in the completed proxy, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as follows: “for” the election of the nominees for director listed herein; “for” the approval, on an advisory basis, of the compensation of Seaboard’s Named Executive Officers; “3 years” for the frequency of the advisory stockholder vote on the compensation of our Named Executive Officers; and “for” ratification of the selection of KPMG LLP as independent auditors for 2023. The Board of Directors does not know of any matters that will be brought before the meeting other than those referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their discretion and judgment. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Seaboard will bear all expenses in connection with the solicitation of proxies, including preparing, assembling and mailing this proxy statement. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of Seaboard. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses will be paid by Seaboard.

Vote Required

With respect to the election of directors (Item 1), you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. A favorable plurality of votes cast (a number greater than those cast for any other candidates) is necessary to elect members of the Board of Directors. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose. Accordingly, “withhold” or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes and will have no effect on the election of the nominees.

With respect to the advisory vote on the compensation of Seaboard’s Named Executive Officers (Item 2), you may vote “FOR”, “AGAINST,” or “ABSTAIN”. This proposal requires the affirmative vote of a majority of the shares having voting power in person or represented by proxy at the meeting. An abstention will count as a vote cast and will therefore have the same effect as a vote against this proposal. Brokers will not have discretionary authority to vote on this proposal, and therefore broker non-votes will have no effect on the outcome. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or Seaboard.

With respect to the advisory vote on the frequency of the advisory stockholder vote on the compensation of Seaboard's Named Executive Officers (Item 3), you may vote for “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN”. The option (one year, two years, or three years) that receives the highest number of votes cast by stockholders will determine the frequency of future advisory votes on compensation of Seaboard’s Named Executive Officers. Accordingly, abstentions or broker non-votes on this proposal will not affect the selection of the frequency choice receiving the most votes. Because your vote on this proposal is advisory, it will not be binding on the Board of Directors or Seaboard.

With respect to the ratification of KPMG LLP as our independent auditors (Item 4), you may vote “FOR,” “AGAINST,” or “ABSTAIN.” This proposal requires the affirmative vote of a majority of the shares having voting power in person or represented by proxy at the meeting. Shares represented by broker non-votes for purposes of this proposal are treated as not being present, while abstentions are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of this proposal and will have no effect on the voting outcome, while abstentions will have the same effect as votes against this proposal. Brokers, banks and other nominees may use their discretionary voting authority with respect to the ratification of our independent auditors, so no broker non-votes are expected for this proposal.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of January 31, 2023 (unless otherwise indicated below) regarding the beneficial ownership of Seaboard’s common stock by the only persons known to us to own beneficially 5 percent or more of Seaboard’s common stock. Unless otherwise indicated, all beneficial ownership consists of sole voting and sole investment power.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership	of Class
Ellen S. Bresky (1)	905,599.24	78.0%
c/o Seaboard Flour LLC
6 Liberty Square, #354
Boston, MA 02109

Seaboard Flour LLC (2)	465,825.69	40.1%
6 Liberty Square, #354
Boston, MA 02109

SFC Preferred, LLC (2)	428,122.55	36.9%
6 Liberty Square, #354
Boston, MA 02109
(1)	The shares of Seaboard’s common stock reported include (i) 465,825.69 shares held by Seaboard Flour LLC, for which E. Bresky serves as the sole manager; (ii) 428,122.55 shares held by SFC Preferred, LLC, for which E. Bresky serves as the sole manager; (iii) 1,775 shares held by two trusts created for the benefit of E. Bresky’s children for which E. Bresky serves as trustee and business advisor; (iv) 4,661 shares held by SJB SEB LLC, as to which P. Squires serves as the sole manager and E. Bresky serves as a co-trustee of an irrevocable trust which is the sole member of SJB SEB LLC; (v) 1,820 shares held by The Wally Foundation, Inc., for which E. Bresky serves as President and a Director; (vi) 1,620 shares held by two trusts created for the benefit of E. Bresky’s children and other members of the Bresky family for which E. Bresky serves as business advisor or co-trustee; and (vii) 1,775 shares held by a trust created for the benefit of other members of the Bresky family and for which E. Bresky serves as the business advisor with voting and investment power. All of the membership interests of Seaboard Flour LLC, SFC Preferred, LLC and SJB SEB LLC (collectively, the “Seaboard Flour Entities”) are owned by E. Bresky and other members of the Bresky family, including trusts created for their benefit.
(2)	E. Bresky, Chairwoman of the Board, and other members of the Bresky family, including trusts created for their benefit, beneficially own all of the common units of the Seaboard Flour Entities. E. Bresky is the co-trustee and beneficiary of some of the trusts owning units of the Seaboard Flour Entities, and may be deemed to have indirect beneficial ownership of Seaboard’s common stock held by the Seaboard Flour Entities by virtue of her co-trustee role or position as sole manager of the Seaboard Flour Entities, with the right to vote Seaboard shares owned by the Seaboard Flour Entities.

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information as of January 31, 2023 regarding the beneficial ownership of Seaboard’s common stock by each of our directors and director nominees, each of our executive officers named in the Summary Compensation Table on page 9 and all of our directors and executive officers as a group. Unless otherwise noted, to Seaboard’s knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed. To Seaboard’s knowledge, as of January 31, 2023, none of Seaboard’s officers or directors has pledged any of the shares that they respectively beneficially own as security.

Name of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class
Ellen S. Bresky	905,599.24	(1)	78.0%
David A. Adamsen	20.00		*
Douglas W. Baena	115.00		*
Frances B. Shifman	27.00		*
Paul M. Squires	4,661.00	(2)	*
Robert L. Steer	- 0 -		*
David H. Rankin	- 0 -		*
Edward A. Gonzalez	- 0 -		*
David M. Dannov	10.00		*
Peter B. Brown	- 0 -		*
All directors and executive officers as a group (20 persons)	905,772.24		78.0%
(1)	The nature of the beneficial ownership of the shares reported is set forth in footnote (1) to the table under “Principal Stockholders” above.
(2)	The shares of Seaboard’s common stock reported include 4,661 shares held by SJB SEB LLC, as to which P. Squires serves as the sole manager and E. Bresky serves as a co-trustee.
*	Less than one percent.

ITEM 1: ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at five. The Board has nominated the five persons set forth below for election at the 2023 annual meeting. Unless otherwise specified, proxies will be voted in favor of the election as directors of the following five persons for a term of one year and until their successors are elected and qualified.

Name	Age	Principal Occupations and Positions and Specific Experience, Qualifications, Attributes or Skills	Director Since
Ellen S. Bresky	69	Director and Chairwoman, Seaboard Corporation. Prior to her appointment as Chairwoman, Ms. Bresky served on the Boards of Directors of the Wally Foundation, the Bresky Foundation and the Seaboard Foundation. Her vested interest in Seaboard on the basis of her beneficial stock ownership position makes her qualified as a Director and Chairwoman for Seaboard.	2020

David A. Adamsen	71	Director and Member of Audit Committee, Seaboard Corporation; former Vice President – Wholesale Sales (January 2009-2010), C&S Wholesale Grocers (wholesale food distribution company). Mr. Adamsen worked for more than 35 years in the food, food distribution, and food manufacturing businesses. His experience and knowledge make him qualified as a Director for Seaboard.	1995

Douglas W. Baena	80	Lead Independent Director and Chairman of Audit Committee, Seaboard Corporation; self-employed (since 1997), engaging in facilitation of equipment lease financings and consulting, doing business as CreditAmerica Corporation. Mr. Baena has an educational background in accounting and has experience working as a Certified Public Accountant. He also has experience arranging lease financing transactions for companies. His accounting and finance background provides experience and attributes which are desirable for a Seaboard Director.	2001

Paul M. Squires	68	Director, Seaboard Corporation; Chief Operating Officer, Seaboard Flour LLC (since 2006); Controller, Seaboard Flour LLC (2003-2004). In his position as Chief Operating Officer of Seaboard Flour LLC, Mr. Squires reports to E. Bresky, who is the Manager of Seaboard Flour LLC. Seaboard Flour LLC owns 40.1 percent of the outstanding shares of Seaboard. Mr. Squires graduated with an accounting degree in 1977 and was licensed as a Certified Public Accountant in 1980. His accounting background and management experience at Seaboard Flour are attributes which are desirable for a Seaboard Director.	2016

Frances B. Shifman	72

Director and Member of Audit Committee, Seaboard Corporation.  Ms. Shifman is currently a director/trustee for a number of non-profit organizations with no relationship to Seaboard Corporation.  She has nine years of experience as Chief Operating Officer of NAIOP, MA, widely recognized as one of the premier business organizations in Massachusetts.  She has effectively promoted commercial real estate interests, including lobbying, public affairs, education, research and informational programs.  She has been named Executive of the Year by the national Organization of NAIOP in recognition of her accomplishments.  She also has more than 25 years of experience in the field of property management and real estate in executive positions.  Her experience and knowledge make her qualified as a Director for Seaboard.

			2021

Ellen S. Bresky is the mother of Jacob Bresky, Vice President, International of Seaboard Corporation and now President and Chief Executive Officer of Seaboard Overseas and Trading Group, a division of Seaboard.

Frances B. Shifman is a first cousin of Ellen S. Bresky by marriage.

There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

Each of the five nominees has consented to being named in this proxy statement and to serve as a director if elected. In case any person or persons named herein for election as directors are not available for election at the annual meeting, proxies may be voted for a substitute nominee or nominees (unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld), as well as for the balance of those named herein. Management has no reason to believe that any of the nominees for the election as director will be unavailable.

The Board of Directors recommends that you vote “FOR” the election as directors of the persons listed above.

BOARD OF DIRECTORS INFORMATION

Meetings of the Board

The Board of Directors held eight meetings in fiscal 2022, five of which were telephonic meetings and three which were in person. Other actions of the Board of Directors were taken by unanimous written consent, as needed. Each director attended more than 75 percent of the meetings of the Board of Directors held while in office and of the meetings held by all committees of the Board on which he or she served during 2022.

Seaboard does not have any policy requiring directors to attend Seaboard’s annual meeting of stockholders, although generally the directors have attended Seaboard’s annual stockholders’ meetings. All directors attended the 2022 annual meeting in person or telephonically.

Controlled Company

Seaboard is a “controlled company,” as defined in the rules of the NYSE American, because more than 50 percent of the voting power of Seaboard is owned by the Seaboard Flour Entities. As such, Seaboard is exempted from many of the requirements regarding board of director committees and independence. The members of our Board of Directors who are independent within the meaning of the NYSE American listing standards are David A. Adamsen, Douglas W. Baena and Frances B. Shifman. The remaining members of our Board of Directors are not independent within the meaning of the NYSE American listing standards and, therefore, they would not qualify as independent directors for purposes of serving on a compensation, nominating committee or audit committee under applicable NYSE American committee independence requirements.  The independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Leadership Structure and Role in Risk Oversight

Robert L. Steer serves as Seaboard’s principal executive officer. Ellen S. Bresky serves as director and Chairwoman of the Board and is the beneficial owner of approximately 78 percent of Seaboard. In connection with Ms. Bresky’s appointment to Chairwoman in July 2020, the Board also appointed Douglas W. Baena, a member of the Board since 2001, as Seaboard’s lead independent director. The duties of Mr. Baena as lead independent director include the following: (i) preside at all executive sessions of the independent directors, (ii) serve as a liaison between the Chairwoman and the other directors, (iii) serve as a liaison among the directors, (iv) provide input to the Chairwoman on the preparation of Board meeting agendas, and (v) in conjunction with the Chairwoman, have the authority to approve certain transactions.

Seaboard believes that Ms. Bresky has a sufficient vested interest in Seaboard on the basis of her beneficial stock ownership position and that Mr. Steer, who has been with Seaboard for more than 36 years, including 9 years in his former role as Executive Vice President and CFO, has the experience necessary to lead Seaboard as the principal executive officer. The Board of Directors believes that the separation of the positions of Chairwoman of the Board and principal executive officer, combined with the appointment of a lead independent director, is the appropriate leadership structure for Seaboard at this time.  This structure recognizes the nature of Seaboard as a “controlled company,” and, therefore, provides the Bresky family with appropriate influence over the Company, while the appointment of a lead independent director ensures effective independent oversight of the Company and management.

The Audit Committee of the Board of Directors provides risk oversight of Seaboard with respect to the audit of Seaboard’s financial statements, Seaboard’s internal audit function and any financial matters reported to Seaboard’s Senior Vice President, Audit Services or other Seaboard representative. The Audit Committee administers this oversight function through Audit Committee meetings and periodic meetings in private with Seaboard’s auditors, KPMG LLP, and Seaboard’s Senior Vice President, Audit Services. The Board of Directors does not have any other significant oversight function, aside from performance of the Board of Director general oversight function through periodic meetings. The Board of Directors does not believe that its role in risk oversight of Seaboard has any significant effect on the Board’s leadership structure.

Committees of the Board

Seaboard’s Board of Directors has established an Audit Committee. As a “controlled company,” as defined in the rules of the NYSE American, Seaboard is not required to have, and Seaboard’s Board of Directors has not established, a nominating or compensation committee or any other committee of the Board performing similar functions.

Audit Committee. Seaboard’s Board of Directors has established an Audit Committee comprised solely of independent directors within the meaning of the listing standards of NYSE American and applicable SEC rules. The members of the Audit Committee are David A. Adamsen, Douglas W. Baena and Frances B. Shifman. Mr. Baena is Chairman of the Audit Committee. The Audit Committee selects and retains independent auditors and assists the Board in its oversight of the integrity of Seaboard’s financial statements, including the performance of our independent auditors in their audit of our annual financial statements. The Audit Committee meets with management and the independent auditors, as may be required. The independent auditors have full and free access to the Audit Committee, without the presence of management. The Board of Directors has determined that Douglas W. Baena is an “audit committee financial expert” and is “independent,” within the meaning of the listing standards of NYSE American and applicable SEC rules. The Audit Committee held four meetings in fiscal year 2022, three of which were telephonic meetings and one which was in person.

Director Nominations

The Board of Directors believes it is not necessary to have a separate nominating committee because of the low turnover of Board of Director seats and because the entire Board of Directors participates in the consideration of director nominees. There currently is no charter that establishes procedures for the Board’s consideration of director nominees. The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to Seaboard. Directors should also possess the highest personal and professional ethics, and should be willing and able to devote the required amount of time to Seaboard’s business. In determining whether a director should be retained and stand for re-election, the Board also considers such member’s performance and contribution to the Board during his or her tenure with the Board. Seaboard’s policy is to consider nominees who are submitted by stockholders on a case-by-case basis. All nominees, including those submitted by stockholders, will be evaluated using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Board does not have any policy with respect to diversity and does not consider diversity in identifying nominees for Director.

Communication with the Board

The Board of Directors does not provide a process for stockholders to send communications to the Board because it believes that the process available under applicable federal securities laws for stockholders to submit proposals for consideration at the annual meeting is adequate.

Compensation of Directors

In the fiscal year 2022, the Company provided the following cash compensation to directors for their service as director:

●	$37,500 quarterly retainer for the Chairwoman of the Board;
●	$20,000 quarterly retainer (other than for the Chairwoman of the Board);
●	Additional $12,500 quarterly retainer for the lead independent director;
●	Additional $2,500 per quarter for the Chairman of the Audit Committee; and
●	Additional $2,500 per quarter for service on the Audit Committee of the Board.

Beginning in the fourth quarter of 2022, E. Bresky began receiving cash compensation for her service as a director. She is also given the right to use Seaboard’s airplane for up to 25 hours of flight time per year for personal use as long as she continues to serve in such role. The Company does not provide any equity compensation to its directors.

The following table shows the compensation received by each member of our Board of Directors for service on the Board in 2022.

Director Compensation Table

	Fees Earned	All Other
	or Paid in Cash	Compensation		Total
Ellen S. Bresky (1)	$37,500		$63,166	$100,666
Douglas W. Baena	$150,000	$	- 0 -	$150,000
David A. Adamsen	$90,000	$	- 0 -	$90,000
Frances B. Shifman	$90,000	$	- 0 -	$90,000
Paul M. Squires	$80,000	$	- 0 -	$80,000
(1)	In addition to Ms. Bresky’s cash compensation for her service as a director as stated above, Ms. Bresky’s compensation also consisted of personal use of Seaboard’s airplane (valuing this benefit based on the number of miles flown and the Standard Industry Fare Level published by the Department of Transportation). She used 14 hours of Seaboard’s airplane for personal use in 2022.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows all compensation earned, during the fiscal years indicated, by the Chief Executive Officer, the Chief Financial Officer and the three other highest paid executive officers of Seaboard (the “Named Executive Officers”) for such period in all capacities in which they have served:

Summary Compensation Table

				Change in
				Pension Value
				and Non-Qualified
Name				Deferred
and				Compensation	All Other
Principal		Salary (1)	Bonus (2)	Earnings (3)	Compensation (4)	Total
Position	Year	($)	($)	($)	($)	($)
Robert L. Steer (5)	2022	1,060,000	3,000,000	1,045,695	269,616	5,375,311
President,	2021	1,000,000	3,000,000	1,447,513	206,373	5,653,886
Chief Executive Officer	2020	956,824	1,794,500	1,199,183	153,628	4,104,135

David H. Rankin (6)	2022	500,000	600,000	—	106,461	1,206,461
Executive Vice President,	2021	425,491	700,000	1,412,349	70,881	2,608,721
Chief Financial Officer	2020	318,978	425,000	626,158	57,499	1,427,635

Edward A. Gonzalez	2022	600,000	2,000,000	134,073	126,519	2,860,592
President,	2021	556,209	1,500,000	655,208	112,598	2,824,015
Seaboard Marine Ltd.	2020	562,154	900,000	1,739,171	99,004	3,300,329

David M. Dannov (7)	2022	580,000	1,000,000	42,431	150,819	1,773,250
Former President,	2021	556,209	950,000	368,438	112,936	1,987,583
Seaboard Overseas Trading Group	2020	561,566	950,000	1,471,253	112,242	3,095,061

Peter B. Brown (8)	2022	600,000	850,000	- 0 -	129,693	1,579,693
President,	2021	550,000	1,050,000	- 0 -	116,868	1,716,868
Seaboard Foods LLC
(1)	Salary includes amounts deferred at the election of the Named Executive Officers under Seaboard’s 401(k) Retirement Savings Plan and the Post-2018 Deferred Compensation Plan, such plans being described below under “Benefit Plans.”
(2)	Reflects bonus earned, and includes amounts deferred under Seaboard’s 401(k) Retirement Savings Plan and the Post-2018 Deferred Compensation Plan described below under “Benefit Plans.”
(3)	Reflects the actuarial increase in the present value of the Named Executive Officer’s benefits under all retirement plans, for which information is provided in the Pension Benefits table on page 15, determined using interest rate and mortality rate assumptions, consistent with those used in Seaboard’s financial statements. The amounts for 2022 are as follows: R. Steer, $1,045,695; D. Rankin, $(690,696); E. Gonzalez, $134,073; D. Dannov, $42,431; and P. Brown, $0. The amount in 2022 for D. Rankin is reported at zero in the Summary Compensation Table due to an actuarial decrease in the present value of his benefits as provided in the Pension Benefits table below. The amounts for 2021 are as follows: R. Steer, $1,447,513; D. Rankin, $1,412,349; E. Gonzalez, $655,208; D. Dannov, $358,391; and P. Brown, $0. The amounts for 2020 are as follows: R. Steer, $1,199,183; D. Rankin, $626,158; E. Gonzalez, $1,739,171; and D. Dannov, $1,461,925. The increase (decrease) in the pension value for E. Gonzalez with respect to the Cash Balance Retirement Plan does not include any reduction for distributions made to him pursuant to the provisions of such plan. The amounts also reflect the above-market earnings on contributions under the Seaboard Corporation Investment Option Plan described below. The amounts for 2021 and 2020 for D. Dannov are $10,047 and $9,328, respectively. There were no above-market earnings in 2022.

(4)	Included in All Other Compensation are Seaboard matching contributions under the Post-2018 Deferred Compensation Plan or 401(k) Excess Plans, such plans being described below under “Benefit Plans.” These amounts for 2022 are as follows: R. Steer, $150,200; D. Rankin, $35,800; E. Gonzalez, $71,800; D. Dannov $49,000; and P. Brown, $53,800.

Also included in All Other Compensation are Seaboard’s contributions to its 401(k) Retirement Savings Plan on behalf of the Named Executive Officers, amounts paid for disability and life insurance and individual perquisites, including amounts paid as an automobile allowance (valuing this benefit on an average fair market value based on the IRS lease guidelines using the manufacturer’s suggested retail price less 8 percent), fuel card usage, personal usage of Seaboard’s airplane (valuing this benefit based on the number of miles flown and the Standard Industry Fare Level published by the Department of Transportation), relocation benefits (as applicable), and a gross-up for related taxes. With respect to the above-stated items, All Other Compensation includes the following amounts for 2022: (a) an automobile allowance of $30,000 for each of the Named Executive Officers; (b) an airplane benefit of $33,327 for R. Steer; and (c) an airplane benefit of $25,205 for D. Dannov. Reimbursement for taxes owed on the above-stated items total as follows for each of the Named Executive Officers for 2022: R. Steer, $43,569; D. Rankin, $24,257; E. Gonzalez, $15,953; D. Dannov, $36,308; and P. Brown, $24,749.

(5)	Upon the passing of S. Bresky, R. Steer was appointed to President and Chief Executive Officer on July 20, 2020. Prior to Mr. Steer’s appointment, he served as Executive Vice President and Chief Financial Officer and remained in his role as Chief Financial Officer until D. Rankin was appointed as his successor on December 2, 2020. Upon the effectiveness of R. Steer’s appointment as President and Chief Executive Officer, his annual base salary increased from $680,000 to $1,000,000.
(6)	D. Rankin was appointed to Executive Vice President and Chief Financial Officer on December 2, 2020.
(7)	D. Dannov resigned from his position as President of Seaboard Overseas and Trading Group on January 9, 2023.
(8)	P. Brown was appointed to President and Chief Executive Officer of Seaboard Foods LLC on January 1, 2021.

PAY RATIO

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), set forth below for 2022 is a comparison of (i) the total compensation of R. Steer, Seaboard’s Chief Executive Officer (“CEO”); and (ii) the median of the annual total compensation of all employees of Seaboard and its consolidated subsidiaries (other than R. Steer).  The median of the annual total compensation and the pay ratio described below are reasonable estimates calculated by Seaboard in a manner consistent with applicable SEC regulations.

In 2022, the annual total compensation of R. Steer was $5,375,311 and the median of the annual total compensation of all employees of Seaboard and its consolidated subsidiaries (other than R. Steer) was $29,580, and thus the ratio of the annual total compensation of R. Steer to the median of the annual total compensation of all of Seaboard’s employees was 182 to 1. Seaboard’s “median employee” worked at Seaboard’s pork processing plant in Oklahoma.

Seaboard has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. Seaboard previously identified its median employee in October 2020.

To determine the median of the annual total compensation of all of Seaboard’s employees, as well as to determine the annual total compensation of Seaboard’s “median employee” and Seaboard’s Chief Executive Officer, Seaboard used the following methodology and made the following material assumptions, adjustments and estimates:

1.In 2020, Seaboard selected October 1, 2020, which is within the last three months of 2020, as the date upon which it would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of its operations.  To identify the “median employee,” Seaboard included all worldwide employees as of October 1, 2020, whether employed on a full-time, part-time or seasonal basis.
2.Seaboard determined that gross wages of such employees for the month of August 2020 was a reasonable compensation measure to determine the median employee, given (i) Seaboard’s large, international workforce; (ii) the diversity of countries and compensation structures in which Seaboard operates; and (iii) the high employee turnover in some of Seaboard’s operations.  Seaboard believes that the use of this partial year period is appropriate as it confirmed that the period is reflective of the annual total compensation of all of its employees and would not significantly impact the identity of the median employee.
3.With respect to employees hired in the months of August and September 2020, and thus not having a full month of wages, Seaboard estimated their wages by (x) grossing up actual partial gross wages to reflect an entire month’s worth of wages based upon each employee’s status as full-time, part-time or seasonal employee; or (y) using the average wages received by employees performing a similar function (and in the same status, i.e., full-time, part-time or seasonal) at the same location during the month.  All wages were converted into U.S. dollar equivalents using the respective exchange rates as of August 31, 2020.  Seaboard did not make any cost-of-living adjustments in identifying the median employee.
4.Once Seaboard identified its median employee, Seaboard included the elements of such employee’s compensation for 2022 determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of the CEO, Seaboard used the amount reported in the “Total” column of its 2022 Summary Compensation Table in this proxy statement, which likewise was calculated in accordance with those same requirements.

EMPLOYMENT ARRANGEMENTS
WITH NAMED EXECUTIVE OFFICERS

Each Named Executive Officer is, or previously was, a party to an Employment Agreement with Seaboard.

The Employment Agreements for R. Steer, D. Rankin and P. Brown have a term of one year and extend annually for one-year terms, unless not renewed or otherwise terminated by Seaboard. As of December 31, 2022, the Employment Agreement for E. Gonzalez has a term of two years, and beginning on December 31, 2024, extends annually for one-year terms, unless not renewed or otherwise terminated by Seaboard. The Company elected not to renew D. Dannov’s Employment Agreement after his then current term ended on December 31, 2022.

The Employment Agreements provide for payment of the following initial Base Salary for each current Named Executive Officer (or, in the case of D. Dannov, provided prior to the non-renewal thereof):

Initial Base Salary
Robert L. Steer	$1,000,000
David H. Rankin	$425,000
Edward A. Gonzalez	$420,000
David M. Dannov	$420,000
Peter B. Brown	$550,000

The Employment Agreement for R. Steer provides that his annual bonus will be a minimum of $2,275,000.  The Employment Agreement for P. Brown provides for a maximum annual bonus of $1,100,000, with 50% based on financial performance and 50% based on meeting personal objectives.  The Employment Agreement for D. Rankin provides for a target annual bonus of 131.25% of his base salary, and a maximum annual bonus of 175% of his base salary, with a minimum annual bonus of $300,000.  The Employment Agreement for E. Gonzalez provides for a minimum annual bonus of $400,000. The Employment Agreement for D. Dannov does not provide for a minimum annual bonus.

Pursuant to the Employment Agreement of R. Steer, the Company may elect to contribute the portion of the annual bonus payable to him in excess of $1,000,000 to his account under the Seaboard Corporation Post-2018 Deferred Compensation Plan.  Pursuant to the Employment Agreements of P. Brown and D. Rankin, the Company may elect to contribute any portion of the annual bonuses payable to them which would cause their respective compensation to be in excess of $1,000,000 and thus non-deductible under Internal Revenue Code Section 162(m) (“Code Section 162(m)”) to their respective accounts under the Post-2018 Deferred Compensation Plan.

Payments Upon Certain Events

The Employment Agreements each provide for the payment of severance upon the termination of employment in certain circumstances (or, in the case of D. Dannov, provided prior to the non-renewal thereof). Following is a summary of the amounts which would be paid by Seaboard to each Named Executive Officer if, on December 31, 2022, his employment was involuntarily terminated without “Cause,” or if he resigned for “Good Reason,” as those terms are defined in the Employment Agreement for each such Named Executive Officer. Additional amounts payable to each Named Executive Officer under benefit plans upon additional events are described below under “Benefit Plans.”

Pursuant to the Employment Agreements, “Cause” means (i) a material breach by Named Executive Officer of any provision of the Employment Agreement; (ii) a material violation by Named Executive Officer of any Company policy resulting in material injury to the Company; (iii) Named Executive Officer’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its Affiliates; (iv) Named Executive Officer’s material fraud or misappropriation of funds; or (v) the commission by Named Executive Officer of a felony involving moral turpitude; and “Good Reason” means a resignation by Named Executive Officer from his employment with the Company within one hundred eighty (180) days following the initial occurrence of any one or more of the following events: (i) a material diminution in the Named Executive Officer’s authority, duties or responsibilities; (ii) a material change in the geographic location where Named Executive Officer primarily performs his services; or (iii) any other material breach by the Company of any material provision of the Employment Agreement.

Employment Agreement Table

	Accrued Bonus through 12/31/22 – Payable 30 Days After Termination Date	Severance Payable in Installments(1)	Lump Sum Severance(2)	Total
	($)	($)	($)	($)
Robert L. Steer	3,000,000	1,060,000	3,000,000	7,060,000
David H. Rankin	700,000	500,000	700,000	1,900,000
Edward A. Gonzalez	1,500,000	600,000	3,600,000	5,700,000
David D. Dannov	950,000	580,000	950,000	2,480,000
Peter B. Brown	1,050,000	600,000	1,050,000	2,700,000
(1)	The installments are payable over 12 months.
(2)	The lump sum will be payable one year after the termination of employment.

The Company’s Employment Agreement with D. Dannov was not renewed after his then current term ended on December 31, 2022.

The Board of Directors has approved for each of the Named Executive Officers the right to use Seaboard’s airplane for personal use. The allotment of flight time hours per year for personal use for the Named Executive Officers is as follows: R. Steer, 25 hours; D. Rankin, 10 hours; E. Gonzalez, 10 hours; D. Dannov, 5 hours; and P. Brown, 10 hours. Seaboard also pays each of the Named Executive Officers for the incidental fees and expenses incurred related to the flights, including ground transportation, and a “tax gross-up” of the estimated federal and state income taxes each will incur as a consequence of this benefit.

BENEFIT PLANS

409A Executive Retirement Plan and Cash Balance Retirement Plan

The Seaboard Corporation 409A Executive Retirement Plan (the “Executive Retirement Plan”) provides retirement benefits for a select group of the officers and managers, including the Named Executive Officers, other than E. Gonzalez and P. Brown. The Executive Retirement Plan was amended and restated effective January 1, 2013. The Executive Retirement Plan gives credit for all years of service with Seaboard, both before and after becoming a participant. For years of service before becoming a participant (pre-participation service), the benefit is equal to 0.65 percent of the final average remuneration (salary plus bonus) of the participant, plus 0.50 percent of final average remuneration of the participant in excess of Social Security Covered Compensation, all multiplied by the participant’s pre-participation service. For years of service after becoming a participant (post-participation service), the benefit is equal to 2.5 percent of the final average remuneration of the participant, multiplied by the participant’s years of post-participation service. The amendment to the Executive Retirement Plan effective January 1, 2013 limits, and in some circumstances establishes, the final average remuneration and limits the years of post-participation service eligible to calculate the benefit. The benefit amount determined by the formula is reduced by the following: (i) the amount such participant has accrued under the Seaboard Corporation Pension Plan (described below); and (ii) the benefit earned under the Executive Retirement Plan from 1994 through 1996 that resulted in cash payments from the plan that were based on the cost to purchase such benefit. Benefits under the Executive Retirement Plan are currently unfunded. As of December 31, 2022, all of the participating Named Executive Officers were fully vested, as defined in the Executive Retirement Plan. For the accrued benefit as of December 31, 2012 (the “Pre-2013 Benefit”), the ordinary form of payment of the benefit is pursuant to a “Single Lump Sum Payment,” which is equivalent in value to the benefit described above, payable in “Single Life Annuity” form. Under certain circumstances, the Executive Retirement Plan allows for optional forms of payment of the Pre-2013 Benefit. If the Pre-2013 Benefit will be paid pursuant to a lump sum, then payment will be made upon the earlier of: (i) the seventh month following separation from service; (ii) any change of control of Seaboard; or (iii) death or disability. If the Pre-2013 Benefit will be paid pursuant to an annuity, payment will begin in the seventh month following the month in which the participant has a separation from service, or at age 62, if later; or pursuant to a lump sum, in the event of the death or disability of the participant, or any change of control of Seaboard. The portion of the benefit which accrues after December 31, 2012 (“Post-2012 Benefit”) will be calculated as a lump sum on a date specified in the plan, and for the participating Named Executive Officers other than R. Steer, this balance will be increased or decreased based on the return of certain investments selected by the participant and paid upon the earlier of: (i) the participant’s separation from service; (ii) a change of control; or (iii) the death or disability of the participant. For participants who are not covered employees under Code Section 162(m), the Post-2012 Benefit will be paid as a lump sum on the earlier of: (i) the date specified in the plan; (ii) the seventh month following separation of service; (iii) any change of control of Seaboard; or (iv) death or disability. The Post-2012 Benefit for R. Steer was paid in 2017. The table in the Seaboard Corporation Pension Plan section below sets forth estimates of the present value as of December 31, 2022 of the accumulated benefits that would be payable to the participating Named Executive Officers under the Executive Retirement Plan at the earliest unreduced age (i.e., age 62), which estimates are calculated based on the assumptions described in Footnote 9 of Seaboard’s 2022 financial statements contained in its Annual Report.

The Seaboard Corporation Cash Balance Executive Retirement Plan (the “Cash Balance Retirement Plan”) provides retirement benefits for E. Gonzalez as an officer of Seaboard’s subsidiary, Seaboard Marine Ltd. The Cash Balance Retirement Plan was amended and restated effective August 1, 2020 and dated September 22, 2020. The Cash Balance Retirement Plan provides an alternative benefit in lieu of the Executive Retirement Plan because of a change in tax law which provided for adverse tax consequences to the employees of certain foreign subsidiaries. The benefit under the Cash Balance Retirement Plan is structured to approximate the benefit which would have been payable to the participant had he remained a participant in the Executive Retirement Plan; provided, however, pursuant to the Cash Balance Retirement Plan, each participant must recognize income equal to the annual increase in the accrued benefit under the plan, and Seaboard makes a cash distribution under the plan in an amount equal to the estimated amount of taxes which will be incurred by the participant based on the income recognized, which cash distribution is deducted from the amount of the accrued benefit. In conjunction with the adoption of the plan, each participant agreed that the accrued vested benefit under the Executive Retirement Plan would be paid pursuant to the provisions of the Cash Balance Retirement Plan. The accrued benefit under the Cash Balance Retirement Plan will be paid upon the earlier of: (i) the date specified in the Cash Balance Retirement Plan, which, for E. Gonzalez, is July 1, 2023; (ii) a separation of service; (iii) a change in control of Seaboard; or (iv) death or disability. Payment of all or a portion of the benefit may be delayed by up to six months in accordance with the then applicable provisions of the Internal Revenue Code. The benefit under the Cash Balance Retirement Plan is currently unfunded. The Pension Benefits table below sets forth an estimate of the present value as of December 31, 2022 of the accumulated benefit that would be payable to E. Gonzalez under the Cash Balance Retirement Plan at the earliest unreduced age (i.e., age 62), not considering the distributions paid to each such participant prior to age 62 in an amount equal to the estimated income taxes required to be paid as a consequence of the plan for years prior to payment of the lump sum benefit, which estimate is calculated based on the same assumptions described in Footnote 9 of Seaboard’s financial statements contained in its Annual Report. Note that E. Gonzalez became a participant in the Executive Retirement Plan on January 1, 2005; however, he has been awarded three additional years of service, such that he is deemed to have joined the plan effective January 1, 2002. Such service is credited under the Cash Balance Retirement Plan.

Pension Plans

Seaboard provides defined benefits upon retirement for its domestic salaried and clerical employees who began employment on or before December 31, 2013 through the Seaboard Corporation Pension Plan (the “Corporation Plan”) or the Seaboard Marine Pension Plan (the “Marine Plan”) (collectively the “Plans”). The Named Executive Officers, other than E. Gonzalez and P. Brown, participate in the Corporation Plan, and E. Gonzalez participates in the Marine Plan. The benefits under the Corporation Plan and the Marine Plan are the same. Benefits under the Plans are generally based upon the number of years of service and a percentage of final average remuneration (salary plus bonus), subject to limitations under applicable federal law. As of December 31, 2022, all of the participating Named Executive Officers were fully vested, as defined in the Plans. Under the Plans, the benefit payment for a married participant is pursuant to a “50 Percent Joint and Survivor Annuity.” This means the participant will receive a monthly annuity benefit for his/her lifetime, and an eligible surviving spouse will receive a lifetime annuity equal to 50 percent of the participant’s benefit. The payment of the benefit for an unmarried participant is pursuant to a “Single Life Annuity.” The Plans allow for optional forms of payment under certain circumstances. The normal retirement age under the Plans is age 65. However, unreduced benefits are available at age 62 with five years of service. The Pension Benefits table below shows the present value of the accumulated benefits that would be payable under the Plans at the earliest unreduced commencement age (i.e., age 62).

Each of the participating Named Executive Officers (other than D. Rankin) is 100 percent vested under a particular defined benefit (“Benefit”) that was frozen at December 31, 1993 as part of the Plans. A definitive actuarial determination of the benefit amounts was made in 1995. The annual amounts payable upon retirement after attaining age 62 under this Benefit are as follows: R. Steer, $15,490; E. Gonzalez, $2,643; and D. Dannov, $8,346. Under the Plans, the payment of this benefit is pursuant to a “Ten-Year Certain and Continuous Annuity.” This means the participant would receive a monthly annuity benefit for his/her lifetime and, if the participant dies while in the ten-year certain period, the balance of the ten-year benefit would be paid to his/her designated beneficiary. If the participant dies while employed by Seaboard or after retirement, but before the commencement of benefits, monthly payments would be made to the participant’s beneficiary in the form of a 100 percent joint and survivor benefit. The Plans allow for optional forms of payment under certain circumstances.

The following table sets forth the Years of Credited Service, the Present Value of the Accumulated Benefit and the Payments During the Last Fiscal Year, pursuant to the specified Plans for each of the participating Named Executive Officers.

Pension Benefits

			Present	Payments
		Years of	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)	($)
Robert L. Steer	Executive Retirement Plan	33
	Pre-2013 Benefit		18,286,357	- 0 -
	Post-2012 Benefit		- 0 -	- 0 -
	Pension Plan	35	1,090,657	- 0 -

David H. Rankin	Executive Retirement Plan	23
	Pre-2013 Benefit		295,083	- 0 -
	Post-2012 Benefit		2,772,461	- 0 -
	Pension Plan	23	445,915	- 0 -

Edward A. Gonzalez	Cash Balance Retirement Plan	33	9,785,292 (1)	- 0 -
	Pension Plan	33	819,900	- 0 -

David M. Dannov	Executive Retirement Plan	31.52
	Pre-2013 Benefit		9,791,964	- 0 -
	Post-2012 Benefit		2,193,449	- 0 -
	Pension Plan	32	995,404	- 0 -

Peter B. Brown	Executive Retirement Plan
	Pre-2013 Benefit		- 0 -	- 0 -
	Post-2012 Benefit		- 0 -	- 0 -
	Pension Plan		- 0 -	- 0 -
(1)	The “Present Value of Accumulated Benefit” with respect to the Cash Balance Retirement Plan does not include any reduction for distributions made to him pursuant to the provisions of such plan.

Non-Qualified Deferred Compensation Plans

Post-2018 Non-Qualified Deferred Compensation Plan

Effective January 1, 2019, Seaboard adopted the Seaboard Corporation Post-2018 Non-Qualified Deferred Compensation Plan (the “Post-2018 Deferred Compensation Plan”), pursuant to which a select group of management or highly-compensated employees may defer salary and bonus, and/or receive certain company contributions made at the discretion of Seaboard, to be paid by Seaboard at a later time, all in accordance with applicable ERISA and income tax laws and regulations. No income taxes are payable by the participants on amounts deferred or contributed by Seaboard pursuant to the Post-2018 Deferred Compensation Plan until they are paid to the participant. The Post-2018 Deferred Compensation Plan also provides for a Company contribution to be credited to participants in an amount equal to Seaboard’s 401(k) Retirement Savings Plan employer matching contribution percentage, up to 4 percent for 2022, of each participant’s deferral contributions pursuant to the Plan.

Elective contributions by participants and Company contributions to the Post-2018 Deferred Compensation Plan, and the earnings thereon, are generally payable on the future date selected by the participant, or if earlier, upon the participant’s retirement; however, with respect to the Named Executive Officers and any other “covered employees” under Code Section 162(m), payment of such amounts will be deferred until the earlier of (i) the first taxable year that Seaboard anticipates, or should reasonably anticipate, that if the amount were distributed during such year, the deduction of such payment would not be barred by application of Code Section 162(m); or (ii) as soon as administratively feasible after the beginning of the sixth anniversary of the participant’s separation from service (regardless of such payment’s non-deductibility).  In no event will a deferred amount be paid earlier than the first day of the seventh month following the month of the participant’s separation from service.

Following are amounts deferred and all company contributions credited to the participating Named Executive Officers under the Post-2018 Deferred Compensation Plan. These amounts are included in the amounts reported in the Summary Compensation Table above.

Post-2018 Non-Qualified Deferred Compensation Plan

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year (1)	Fiscal Year (2)	Fiscal Year	Distributions	Year End
Name	($)	($)	($)	($)	($)
Robert L. Steer	1,000,000	91,450	(474,404)	- 0 -	4,021,341
David H. Rankin	470,000	36,074	(54,722)	- 0 -	475,991
Edward A. Gonzalez	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
David M. Dannov	600,000	43,473	30,377	- 0 -	2,037,761
Peter B. Brown	375,000	22,950	6,014	- 0 -	403,964

(1)	Includes compensation earned in 2021 and deferred when paid in 2022 for R. Steer, D. Rankin, D. Dannov and P. Brown.
(2)	Represents the company matching contribution made by Seaboard based on 2021 compensation paid in 2022.

Prior Non-Qualified Deferred Compensation Plan

Through 2018, each of the Named Executive Officers (other than E. Gonzalez and P. Brown) was a participant in the Seaboard Corporation Non-Qualified Deferred Compensation Plan (the “Prior Deferred Compensation Plan”), which gave a select group of management or highly-compensated employees the right to defer salary and bonus to be paid by Seaboard at a later time, and to be credited with Company contributions in an amount equal to Seaboard’s 401(k) Retirement Savings Plan matching percentage of each participant’s deferral pursuant to the Plan, all in accordance with applicable ERISA and income tax laws and regulations.

Effective January 1, 2019, Seaboard amended the Prior Deferred Compensation Plan to “freeze” the plan such that no additional contributions, whether in the form of employee elective deferrals or employer contributions (i.e., “Company Contributions” under the plan), and relating to compensation earned after December 31, 2018, were made to the Prior Deferred Compensation Plan. All plan accounts in the Prior Deferred Compensation Plan existing as of December 31, 2019 continue to experience an investment return and are distributed in accordance with the plan and any participant investment or deferral election as in effect on December 31, 2019.

Following are the earnings on the account balances for the participating Named Executive Officers under the Prior Deferred Compensation Plan.

Prior Non-Qualified Deferred Compensation Plan

Aggregate
	Aggregate		Balance
	Earnings	Aggregate	at Last
	in Last	Withdrawals/	Fiscal
	Fiscal Year	Distributions	Year End
Name	($)	($)	($)
Robert L. Steer	(373,483)	- 0 -	1,486,629
David H. Rankin	(7,999)	- 0 -	33,034
Edward A. Gonzalez	- 0 -	- 0 -	- 0 -
David M. Dannov	27,870	- 0 -	1,868,447
Peter B. Brown	- 0 -	- 0 -	- 0 -

401(k) Excess Plans

Effective January 1, 2009, Seaboard adopted the Seaboard Marine Ltd. 401(k) Excess Plan (the “Marine 401(k) Excess Plan”), which provides a benefit for certain employees of Seaboard Marine Ltd., including E. Gonzalez. Effective January 1, 2022, Seaboard also adopted the Seaboard Corporation 401(k) Excess Plan (the “Seaboard 401(k) Excess Plan and, together with the Marine 401(k) Excess Plan, the “401(k) Excess Plans”), in which certain employees of Seaboard, including each Named Executive Officer, participate.  Pursuant to the 401(k) Excess Plans, participants are paid an amount equal to Seaboard’s 401(k) Retirement Savings Plan matching percentage, which for 2022, equaled 4 percent of each participant’s annual compensation in excess of the Tax Code limitation on the amount of compensation that can be taken into account under Seaboard’s 401(k) Retirement Savings Plan. The amount of such limitation was $290,000 in 2022, $285,000 in 2021 and $280,000 in 2020. The benefit earned pursuant to the 401(k) Excess Plans by each Named Executive for 2022 which will be paid thereto in 2023 is included in the Summary Compensation Table above.

Seaboard Corporation Investment Option Plan

For the years 2001-2004, Seaboard established the Seaboard Corporation Investment Option Plan, which allowed executives to reduce their compensation, and Seaboard to make contributions, in exchange for an option to acquire interests measured by reference to three alternative investments. The exercise price for each investment option was established based upon the fair market value of the underlying investment on the date of grant. The options expire not later than 20 years after the date the option was granted. Contributions are no longer permitted under this Plan.

Investment Option Plan

Net
			Aggregate		Aggregate
	Aggregate		Balance	Exercise	Balance
	Earnings	Aggregate	at Last	Price	at Last
	in Last	Withdrawals/	Fiscal	for	Fiscal
	Fiscal Year	Distributions	Year End	Option	Year End
Name	($)	($)	($)	($)	($)
Robert L. Steer	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
David H. Rankin	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
Edward A. Gonzalez	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -
David M. Dannov	(54,590)	- 0 -	276,441	21,629	254,812
Peter B. Brown	- 0 -	- 0 -	- 0 -	- 0 -	- 0 -

Retiree Medical Benefit Plan

The Seaboard Corporation Retiree Medical Benefit Plan provides family medical insurance to certain members of management, including each Named Executive Officer (other than P. Brown) upon his retirement in the event he has attained age 50, and has completed at least 15 years of service. This benefit is also furnished in the event the participating Named Executive Officer’s employment is involuntarily terminated (other than if the Named Executive Officer unlawfully converted a material amount of funds), or in the event of a change of control of Seaboard.

Following is a summary of the present value cost to Seaboard of this benefit for each participating Named Executive Officer, assuming that this benefit was triggered and said medical insurance began to be furnished on December 31, 2022.

Present Value of
Retiree Medical Benefit (1)
Name	($)
Robert L. Steer	173,790
David H. Rankin	317,251
Edward A. Gonzalez	242,526
David M. Dannov	190,330
Peter B. Brown	- 0 -
(1)	To calculate the present value of this benefit, the assumptions for claims costs, health care trend, aging on claims, mortality and interest rate are the same as were used to accrue a liability on Seaboard’s balance sheet.

Executive Long-Term Disability Plan

The Seaboard Corporation Executive Long-Term Disability Plan provides disability pay continuation to certain members of management, including each Named Executive Officer, upon a long-term illness or injury that prevents the participant from being able to perform his duties. Benefits are payable following a 90 day elimination or waiting period. In conjunction with the Seaboard Corporation Group Long-Term Disability Plan, benefits payable are equal to 70 percent of participant’s salary and bonus, up to $23,000 per month for R. Steer, and up to $18,000 per month for D. Rankin, E. Gonzalez, D. Dannov and P. Brown.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Board of Directors has responsibility for establishing, implementing and monitoring adherence with Seaboard’s compensation philosophy. The Board ensures that the total compensation paid to the Named Executive Officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

Seaboard maintains the philosophy that the compensation for its executive officers should reflect that these officers are responsible for implementing Seaboard’s long-term strategic objectives. The compensation of the executive officers is designed to ensure that Seaboard maintains its ability to attract and retain superior employees in key positions, and that compensation provided to key employees remains competitive relative to compensation paid to similarly situated executives of our peer companies. Seaboard does not maintain any equity compensation plans, such as stock grants or stock options, unlike most of Seaboard’s peer companies. As a result, Seaboard does not maintain any policies or practices regarding hedging in Seaboard securities.

At the 2020 annual meeting of stockholders, the Company provided stockholders the opportunity to cast an advisory vote on executive compensation. The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure set forth in the Company’s 2020 annual meeting proxy statement. The Board viewed the vote as a strong expression of the stockholders’ general satisfaction with the Company’s current executive compensation programs. At the 2017 annual meeting of stockholders, the Company provided stockholders the opportunity to cast an advisory vote on the frequency of holding future advisory votes on executive compensation. Consistent with the stockholders’ preference expressed in voting at the 2017 annual meeting of stockholders, the Company’s Board of Directors determined that an advisory vote on the compensation of the Company’s executive officers would be conducted every three years. Accordingly, a stockholder advisory vote on executive compensation, as well as an advisory vote on the frequency of holding future advisory votes on executive compensation, will take place at the 2023 Annual Meeting of Stockholders. See “Item 2: Advisory Vote on Executive Compensation” and “Item 3: Advisory Vote on Frequency of the Vote on Executive Compensation,” respectively.

Setting Executive Compensation

Based on the foregoing objectives, the Board of Directors establishes the salaries for the Named Executive Officers. The Board of Directors establishes the bonuses for the Named Executive Officers based upon the recommendation of Seaboard’s Chairwoman of the Board, Lead Director and President and a subjective review of Company performance and individual performance.

A significant factor in determining total compensation is that Seaboard does not provide any long-term incentive compensation, such as stock grants or stock options.

2022 Executive Compensation Components

For the fiscal year ended December 31, 2022, the principal components of compensation for the Named Executive Officers were:

●	Base salary;
●	Bonus or incentive award;
●	Retirement and other benefits; and
●	Perquisites and other personal benefits.

Salaries.  The salaries for the Named Executive Officers generally are established by the Board of Directors each year based on the salary in effect for the immediately preceding year, adjusted for the estimated increase in the cost of living. For 2022, the Board of Directors determined the salaries for the Named Executive Officers by increasing the 2021 salaries by a cost of living adjustment.

Bonuses and Incentive Awards.  The Board of Directors established the 2022 bonuses for the Named Executive Officers based upon the recommendations of Seaboard’s Chairwoman of the Board, Lead Director and President and based upon a subjective determination, primarily considering:

●	Individual review of the executive’s compensation, both individually and relative to other officers;
●	Individual performance of the executive; and
●	Seaboard’s operating income.

Retirement and Other Benefits.  Each of the Named Executive Officers (other than P. Brown) is a participant in the Executive Retirement Plan or the Cash Balance Retirement Plan. The benefit under these plans is generally equal to 2.5 percent of the final average remuneration (salary plus bonus) of the participant, multiplied by the participant’s years of service in the plan after January 1, 1997, subject to a limitation in the number of years of service and final average remuneration. The exact amount of the benefits, the offsets thereto and the benefit for years of service prior to January 1, 1997 are set forth in more detail on page 15 of this proxy statement.

Seaboard also maintains a tax-qualified retirement savings plan, to which all U.S.-based employees, including the Named Executive Officers, are able to contribute their annual compensation, up to the limit prescribed by the Internal Revenue Service. For 2022, Seaboard matched 100 percent of the first 3 percent of compensation contributed to the plan and 50 percent of the next 2 percent of compensation contributed to the plan. Beginning in 2022, all matching contributions vest after one year of service.

The Named Executive Officers (other than E. Gonzalez), in addition to certain other executives, are entitled to participate in the Post-2018 Deferred Compensation Plan, which gives participants the right to defer salary and bonus to be paid by Seaboard at a later time, all in accordance with applicable ERISA and income tax laws and regulations.

Seaboard also maintains for each of the Named Executive Officers (other than P. Brown) and certain other executives the Seaboard Corporation Retiree Medical Benefit Plan, which provides family medical insurance to each participant upon his retirement: (i) in the event he has attained age 50, and has at least 15 years of service; or (ii) in the event the participant’s employment is involuntarily terminated (other than if the participant unlawfully converted a material amount of funds); or (iii) in the event of a change of control of Seaboard.

The Board believes that Seaboard’s retirement and other benefits are consistent with the philosophy of Seaboard to provide security and stability of employment to the Named Executive Officers as a mechanism to attract and retain these employees.

Perquisites and Other Personal Benefits.  Seaboard provides the Named Executive Officers with perquisites and other benefits that the Board believes are reasonable and consistent with its overall compensation program to better enable Seaboard to attract and retain superior employees for key positions. These include an automobile allowance, fuel card usage, life insurance, disability insurance, personal use of Seaboard’s airplane up to a specified number of hours, and paid time off.

Tax Deductibility of Executive Compensation

Due to the enactment of the Tax Cuts and Jobs Act of 2017, any compensation Seaboard pays to the Named Executive Officers in excess of $1,000,000 will not be deductible for income tax purposes unless it qualifies for transitional relief applicable to certain binding, written compensation arrangements that were in place as of November 2, 2017. Seaboard may in certain instances elect to defer compensation of the Named Executive Officers pursuant to the Post-2018 Deferred Compensation Plan. To the extent Seaboard does not elect the deferral and compensation to any Named Executive Officer is in excess of $1,000,000, Seaboard may lose the deduction.

COMPENSATION COMMITTEE REPORT

The entire Board of Directors (in the absence of a compensation committee) has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and based on this review and discussions, has determined that the Compensation Discussion and Analysis be included in Seaboard’s Annual Report on Form 10-K and this proxy statement.

The Board of Directors is responsible for establishing the compensation for each of the Named Executive Officers. To assist the Board of Directors in determining 2022 bonuses and 2023 salaries for each of the Named Executive Officers, Seaboard’s Chairwoman of the Board, Lead Director and President discussed and recommended the 2022 bonuses and 2023 salaries, considering Seaboard’s performance and each Named Executive Officer’s performance during 2022. The 2022 bonuses and 2023 salaries for the Named Executive Officers were subsequently approved by the Board of Directors.

The members of the Board of Directors reviewing and discussing the Compensation Disclosure and Analysis are as follows:

Ellen S. Bresky	David A. Adamsen
Douglas W. Baena	Frances B. Shifman
Paul M. Squires

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

	Summary	Summary			Average		Value of Initial Fixed $100
	Compensation	Compensation			Summary	Average	Investment Based On:
	Table	Table	Compensation	Compensation	Compensation	Compensation		Peer
	Total	Total	Actually	Actually	Table Total	Actually		Group
	for	for	Paid to	Paid to	for	Paid to	Total	Total	Net	Operating
	First	Second	First	Second	Non-PEO	Non-PEO	Shareholder	Shareholder	Income	Income
Year	PEO	PEO	PEO	PEO	NEOs	NEOs	Return	Return	(Millions)	(Millions)
(a)	(b)(1)	(b)(2)	(c)(3)	(c)(4)	(d)(5)	(e)(6)	(f)(7)	(g)(8)	(h)(9)	(i)(10)

2022	5,375,311	N/A	4,366,995	N/A	1,854,999	1,938,756	89.49	132.73	582	657
2021	5,653,886	N/A	4,243,843	N/A	2,284,297	1,785,252	93.07	119.52	571	458
2020	4,104,135	3,234,300	2,939,282	1,548,910	2,984,015	1,995,859	71.51	103.46	283	245

(1)	Upon the passing of Steven J. Bresky, R. Steer was appointed to President and Chief Executive Officer on July 20, 2020. The dollar amounts reported in column (b) with respect to the First PEO are the amounts of total compensation reported for R. Steer (our current President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Other Information – Summary Compensation Table”.

(2)	The dollar amount reported in column (b) with respect to the Second PEO is the amount of total compensation reported for S. Bresky (our former President and Chief Executive Officer) for the corresponding year in the “Total” column of the Summary Compensation Table. S. Bresky passed away in July 2020 and his annual salary and bonus for 2020 were prorated for his tenure as President and Chief Executive Officer in 2020.

(3)	The dollar amounts reported in column (c) with respect to the First PEO represent the amount of “compensation actually paid” to R. Steer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to R. Steer during the applicable years. The pension benefit adjustments only include average service cost. There was no prior service cost. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to R. Steer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for First PEO	Reported Change in Pension Value and Non-Qualified Deferred Compensation Earnings	Pension Benefit Adjustments	Compensation Actually Paid to First PEO
2022	5,375,311	(1,045,695)	37,379	4,366,995
2021	5,653,886	(1,447,513)	37,470	4,243,843
2020	4,104,135	(1,199,183)	34,330	2,939,282

(4)	The dollar amount reported in column (c) with respect to the Second PEO represent the amount of “compensation actually paid” to S. Bresky, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to S. Bresky during the applicable year. The pension benefit adjustments only include average service cost. There was no prior service cost. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to S. Bresky’s total compensation for 2020 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Second PEO	Reported Change in Pension Value and Non-Qualified Deferred Compensation Earnings	Pension Benefit Adjustments	Compensation Actually Paid to Second PEO
2022	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A
2020	3,234,300	(1,711,634)	26,244	1,548,910

(5)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Named Executive Officers as a group (excluding R. Steer and S. Bresky, who each served as President and Chief Executive Officer during the periods stated above) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the Named Executive Officers (excluding R. Steer and S. Bresky) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, D. Rankin, E. Gonzalez, D. Dannov and P. Brown; (ii) for 2021, D. Rankin, E. Gonzalez, D. Dannov and P. Brown; and (iii) for 2020, D. Rankin, E. Gonzalez, D. Dannov and former President and Chief Executive Officer of Seaboard Foods, Darwin E. Sand.

(6)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Company’s Named Executive Officers as a group (excluding R. Steer and S. Bresky), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not represent the actual average amount of compensation earned or paid to the Named Executive Officers as a group (excluding R. Steer and S. Bresky) during the applicable years. The pension benefit adjustments only include average service cost. There was no prior service cost. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Named Executive Officers as a group (excluding R. Steer and S. Bresky) for each year to determine the compensation actually paid, using the same methodology described in Notes 3 and 4 above.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Change in Pension Value and Non-Qualified Deferred Compensation Earnings	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2022	1,854,999	(44,126)	127,883	1,938,756
2021	2,284,297	(608,999)	109,954	1,785,252
2020	2,984,015	(1,150,234)	162,078	1,995,859

(7)	The cumulative total shareholder return (“TSR”) values set forth in column (f) are calculated by dividing the sum of the cumulative amount of dividends for the measurement period and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(8)	The values set forth in column (g) represent the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry indices: the Dow Jones U.S. Food Products and Dow Jones U.S. Marine Transportation Industry.

(9)	The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable years.
(10)	The Company has determined that Operating Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to Company performance. The dollar amounts reported in column (i) represent the amount of operating income reflected in the Company’s audited financial statements for the applicable years.

Financial Performance Measures

As described in greater detail in "Executive Compensation and Other Information – Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The most important, and sole, financial performance measure used by the Company to link executive compensation actually paid to the Company’s Named Executive Officers, for the most recently completed fiscal year, to the Company’s performance is Operating Income.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphical descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR:

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Cumulative TSR
(value of initial $100 investment)
$71.51
$93.07
$89.49
2020
2021
2022
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Cumulative TSR

Compensation Actually Paid and Net Income:

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$700
$600
$500
$400
$300
$200
$100
$0
Net Income (Millions)
$283
$571
$582
2020
2021
2022
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Compensation Actually Paid and Operating Income:

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$700
$600
$500
$400
$300
$200
$100
$0
Operating Income (Millions)
$245
$458
$657
2020
2021
2022
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Operating Income

Company TSR and Peer Group TSR:

$250
$200
$150
$100
$50
$0
Cumulative TSR
(value of initial $100 investment)
$132.73
$119.52
$103.46
$93.07
$89.49
$71.51
2020
2021
2022
Company Cumulative TSR
Peer Cumulative TSR

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors does not have a compensation committee.  It is the view of the Board of Directors that Seaboard need not have a compensation committee because Seaboard is controlled by the Seaboard Flour Entities, and because the full Board of Directors is able to perform the functions relative to executive compensation. The full Board of Directors participated in the consideration of executive and director compensation.

RELATED PARTY TRANSACTIONS PROCEDURES

Seaboard has no formal policy or procedure that must be followed prior to any transaction, arrangement or relationship with a related person, as defined by SEC regulations (e.g., directors, executive officers, any 5 percent shareholder, or immediate family member of any of the foregoing).

Seaboard has a written conflict of interest policy, which requires directors, officers and employees to conduct their non-work activities in a manner that does not conflict with the best interests of Seaboard. Annually, all officers and salaried employees are required to complete a form disclosing all known conflicts of interest. Seaboard’s Director of Human Resources and Seaboard’s General Counsel review and approve any disclosed conflicts of interest. In the event any of the executive officers disclosed any conflict of interest, Seaboard’s General Counsel would discuss the conflict with Seaboard’s President and Chief Executive Officer. In the event the conflict involved Seaboard’s President and Chief Executive Officer and was otherwise material, the conflict would be reviewed and approved by Seaboard’s Board of Directors.

In addition to the procedures to review conflicts of interest, annually, Seaboard requires each director, nominee for a director and officer of Seaboard to complete a questionnaire which requires disclosure of any transaction or loan exceeding $120,000 between Seaboard and such person or any member of such person’s immediate family. Any such matters which were disclosed would be reviewed by Seaboard’s General Counsel and discussed with Seaboard’s President and Chief Executive Officer and/or Executive Vice President, Chief Financial Officer and/or Seaboard’s Board of Directors,

depending on the materiality of the matter.

Item 404(a) of Regulation S-K requires us to disclose any transaction with a “related person” in which the amount involved exceeds $120,000. Jacob Bresky, Vice President, International of Seaboard Corporation, and now President and Chief Executive Officer, of Seaboard Overseas and Trading Group, is the son of Ellen S. Bresky, director and Chairwoman of the Board. Mr. Bresky’s compensation for his service in his role for fiscal year 2022 was $510,000. He also participates in certain benefit plans of the Company. Mr. Bresky’s compensation was reviewed and discussed in accordance with the procedures set forth above. There were no other related party transactions in excess of $120,000 since the beginning of fiscal year 2022.

The standards applied pursuant to the above-described procedures are to provide comfort that any conflict of interest or related party transaction is on an arms-length basis which is fair to Seaboard. This is principally accomplished by ensuring that the Seaboard person entering into or approving the transaction on behalf of Seaboard is independent of the person with the conflict of interest or engaging in the related party transaction with Seaboard.

ITEM 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing stockholders the opportunity to cast an advisory vote on executive compensation, as required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act). Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. This proposal is also referred to as the “say-on-pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of Seaboard’s Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the disclosure in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure.

The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years. At our 2017 annual meeting of stockholders, the stockholders approved the frequency of submitting the say-on-pay vote to stockholders every three years. As the last advisory vote on executive compensation was held in 2020, we are submitting the compensation of our Named Executive Officers to an advisory vote at the upcoming annual meeting.

Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Seaboard Corporation approve, on an advisory basis, the compensation of Seaboard’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the disclosure in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure set forth in Seaboard’s proxy statement for the 2023 Annual Meeting of Stockholders.”

While the advisory vote on executive compensation is not binding on Seaboard or its Board of Directors, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution approving the compensation of Seaboard’s Named Executive Officers as disclosed in this proxy statement.

ITEM 3: ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are also providing stockholders the opportunity to cast an advisory vote on the frequency with which Seaboard’s stockholders shall have the say-on-pay vote on executive compensation as provided for in Item 2 above.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur; every year, every two years or every three years.  The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years. The Company’s stockholders expressed a strong preference for a triennial frequency (that is, every three years) in the vote held in 2017. The Board of Directors believes a triennial frequency continues to be the appropriate frequency for the say-on-pay vote.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. While the advisory vote on the frequency of the say-on-pay vote is not binding on Seaboard or its Board of Directors, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes.

The Board of Directors recommends you vote for “3 YEARS” as the frequency of the advisory say-on-pay vote.

ITEM 4: SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of KPMG LLP as Seaboard’s independent auditors to audit the books, records and accounts of Seaboard for the year ending December 31, 2023. Stockholders will have an opportunity to vote at the annual meeting on whether to ratify the Audit Committee’s decision in this regard. Seaboard has been advised by KPMG LLP that neither it nor any member or associate has any relationship with Seaboard or with any of its affiliates other than as independent accountants and auditors.

Submission of the selection of the independent auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. Submission to the stockholders of the selection of independent auditors is not required by Seaboard’s bylaws.

It is anticipated that a representative of KPMG LLP will participate at the annual meeting, and will have an opportunity to make a statement or respond to questions.

The Board of Directors recommends that you vote “FOR” ratifying the appointment of KPMG LLP as the independent auditors of Seaboard for the year ending December 31, 2023.

Independent Auditors’ Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Seaboard’s annual financial statements for 2022 and 2021, and fees billed for other services rendered by KPMG LLP during such years.

Type of Fee		2022		2021
Audit Fees (1)		$3,952,234		$3,316,315
Audit-Related Fees (2)	$	- 0 -		$6,600
Tax Fees (3)		$271,352		$230,360
All Other Fees	$	- 0 -	$	- 0 -
(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by us during 2022 and 2021 for professional services rendered by KPMG LLP for the audit of our annual financial statements and internal controls over financial reporting, and the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees include the aggregate fees paid by us during 2021 for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees.
(3)	Tax Fees include the aggregate fees paid by us during 2022 and 2021 for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including tax audit support and transfer pricing studies.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services. Prior to the engagement of the independent auditors, the Audit Committee pre-approves the services by category of service. Fees are estimated and the Audit Committee requires the independent auditors and management to report actual fees, as compared to budgeted fees by category of service. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman for engagements of less than $25,000. For informational purposes only, any pre-approval decisions made by the Audit Committee Chairman are reported at the Audit Committee’s next scheduled meeting. The percentage of audit-related fees, tax fees and all other fees that were approved by the Audit Committee for fiscal 2022 was 100 percent of the total fees incurred.

Audit Committee Report to Stockholders

The Audit Committee of Seaboard is comprised of three directors who are “independent,” as defined by the NYSE American listing standards and applicable SEC rules, and operates under a written charter. The Audit Committee Charter is available on Seaboard’s website at www.seaboardcorp.com.

The Audit Committee has reviewed the audited financial statements for fiscal year 2022 and discussed them with management and with the independent auditors, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards and SEC requirements.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. The Audit Committee has concluded that the independent auditors currently meet applicable independence standards.

The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for fiscal year 2022. The Audit Committee considered whether such non-audit services are compatible with maintaining auditor independence and has concluded that they are compatible at this time.

Based on its review of the audited financial statements and the other materials referred to above and the various discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Seaboard’s Annual Report on Form 10-K for the year ended December 31, 2022.

The foregoing has been furnished by the Audit Committee:

Douglas W. Baena (Chair)	David A. Adamsen	Frances B. Shifman

OTHER MATTERS

The notice of meeting provides for the election of directors, the advisory say-on-pay vote, the advisory vote on the frequency of the say-on-pay vote, the selection of independent auditors and for the transaction of such other business, as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors does not intend to present to the meeting any other business, and it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.

Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.

STOCKHOLDER PROPOSALS

It is anticipated that the 2024 annual meeting of stockholders will be held on April 22, 2024. Any stockholder who intends to present a proposal at the 2024 annual meeting must deliver the proposal to Seaboard at 9000 West 67th Street, Merriam, Kansas 66202, Attention: David M. Becker by the applicable deadline below:

●	If the stockholder proposal is intended for inclusion in Seaboard’s proxy materials for that meeting, Seaboard must receive the proposal no later than November 11, 2023. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.
●	If the stockholder proposal is to be presented without inclusion in Seaboard’s proxy materials for that meeting, Seaboard must receive the proposal no earlier than December 26, 2023 and no later than January 25, 2024. The proposal must include the information required by Seaboard’s bylaws. Similarly, a stockholder wishing to submit a director nomination directly at an annual meeting of stockholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information and other requirements in Seaboard’s bylaws relating to stockholder nominations. Stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b).

Proxies solicited in connection with the 2024 annual meeting of stockholders will confer on the appointed proxies’ discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials, unless the proposing stockholder notifies Seaboard by January 25, 2024 that such proposal will be made at the meeting.

FINANCIAL STATEMENTS

The consolidated financial statements of Seaboard for the fiscal year ended December 31, 2022, together with corresponding consolidated financial statements for the fiscal year ended December 31, 2021, are contained in the Annual Report which is mailed to stockholders with this proxy statement. The Annual Report is not to be regarded as proxy solicitation material.

ADDITIONAL INFORMATION

Any stockholder desiring additional information about Seaboard and its operations may, upon written request, obtain a copy of Seaboard’s Annual Report to the Securities and Exchange Commission on Form 10-K without charge. Requests should be directed to Shareholder Relations, Seaboard Corporation, 9000 West 67th Street, Merriam, Kansas 66202. Seaboard’s Annual Report to the Securities and Exchange Commission on Form 10-K is also available on Seaboard’s website at www.seaboardcorp.com.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single package of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted a “householding” procedure that you may wish to follow. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, call Shareholder Relations at (913) 676-8928 or send written instructions to Shareholder Relations, Seaboard Corporation, 9000 West 67th Street, Merriam, Kansas 66202. If you no longer wish to participate in householding (and instead wish that each stockholder sharing the same address with you receives a complete set of proxy materials), you must provide written notification to Shareholder Relations to withhold your consent for householding. We will act in accordance with your wishes within 30 days after receiving such notification.

Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.

SEABOARD	Shareowner Services
CORPORATION	P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE – www.proxypush.com/seb Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 23, 2023.
PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 23, 2023.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Items 2 and 4, and 3 YEARS for Item 3.

1. Election of directors:	01 Ellen S. Bresky	04 Paul M. Squires	◻ Vote FOR	◻ Vote WITHHELD
	02 David A. Adamsen	05 Frances B. Shifman	all nominees	from all nominees
	03 Douglas W. Baena		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Vote to approve the compensation, on an advisory basis, of the Named Executive Officers, as disclosed in the proxy statement for the 2023 Annual Meeting of Stockholders:	◻ For	◻ Against		◻ Abstain

3. Vote to determine the frequency, on an advisory basis, of the stockholder advisory votes to approve the compensation of the Named Executive Officers:	◻ 1 year	◻ 2 years	◻ 3 years	◻ Abstain

4. Ratify the appointment of KPMG LLP as independent auditors of the Company:	◻ For	◻ Against		◻ Abstain

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign and indicate changes below: ◻	Date

Signature(s) in Box

Please sign exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SEABOARD CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, April 24, 2023

SEABOARD CORPORATION	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS – APRIL 24, 2023

The undersigned hereby appoints Ellen S. Bresky, Robert L. Steer and David M. Becker and each of them, proxies with full power of substitution, to vote as designated below, on behalf of the undersigned all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Seaboard Corporation (the “Company”) on April 24, 2023, and any adjournments or postponements thereof, with all power that the undersigned would possess if personally present. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE DIRECTORS, “FOR” ITEMS 2 AND 4, AND “3 YEARS” FOR ITEM 3. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

See reverse for voting instructions.